UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2026

BiomX Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38762	82-3364020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 New Burton Road, Suite 201, Dover, DE	19904
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 54-561-0935

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	PHGE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On February 9, 2026, and February 11, 2026, Jonathan Leff and Jesse Goodman resigned from the Board of Directors (the “Board”) of BiomX Inc. (the “Company”), for personal reasons, each effective immediately. Neither Mr. Leff nor Mr. Goodman advised the Company of any disagreement with the Company on any matter relating to its operations, policies or practices. The Company is actively seeking new candidates to fill the resulting vacancies on the Board.

On February 13, 2026, the Board of the Company, pursuant to a recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Liat Bidas to serve as a Class II Director of the Company, with a term expiring at the Company’s annual meeting of stockholders in 2028, in order to fill one of the resulting vacancies on the Board.

Ms. Bidas is a Managing Partner at UpStream Capital Group, where since 2014 she has been engaged in investments in financial and real estate transactions, and provides advisory services and merger proposals. Since 2022, Ms. Bidas has served as a director of BioView, a publicly traded medical diagnostic device company listed on the Tel Aviv Stock Exchange (TASE), and has been involved in the company’s business development since 2023.  Previously, Ms. Bidas served as Chairperson of the Board of Directors of Dirom Construction Investments and Development Company Ltd. (2014-2015) and as Chairperson of the Board of Directors of Inventech Central Hotels (2014-2015).  From 2011 to 2014, Ms. Bidas worked with Top Alpha Capital in investment banking.  In parallel, since 1999 Ms. Bidas has worked at Active Optic Systems Ltd. in quality inspection and training roles relating to medical and cosmetic products, and since 2019 she has also served as a member of the company’s board of directors.  Ms. Bidas holds undergraduate studies from Bar-Ilan University in psychology, criminology and sociology, and completed additional studies in the financial field at Bar-Ilan University, including risk management, financial statements, corporate governance and a directors’ course.

There is no arrangement or understanding between Ms. Bidas and any other person pursuant to which Ms. Bidas was selected as a Director. There are no transactions, relationships or agreements between Ms. Bidas and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

The Board concluded that Ms. Bidas is qualified to serve as a Director and is independent under the rules of the NYSE American LLC. For her service as a Director, Ms. Bidas will be entitled to the compensation the Company generally provides to its Directors, with the annual cash fees prorated.

In connection with her appointment, the Company will enter into an indemnification agreement with Ms. Bidas on substantially the same terms as the agreements previously entered into between the Company and each of its other Directors. The form of indemnification agreement entered into between the Company and its Directors is filed as Exhibit 10.3 to the Company’s Annual Report on Form 10-K, filed on March 25, 2025, and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMX INC.

February 13, 2026	By:	/s/ Jonathan Solomon
Name: Jonathan Solomon
Title: Chief Executive Officer